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                      SEPARATION AND SETTLEMENT AGREEMENT


     THIS SEPARATION AND SETTLEMENT AGREEMENT dated as of August 4, 2000, (this "Agreement") is between FirstWorld Communications, Inc. a Delaware corporation, and its subsidiaries ("FirstWorld") and Marion K. Jenkins ("Jenkins"), whose address is 5454 East Nichols Place, Littleton, Colorado 80122.

                                   RECITALS

     A. FirstWorld and Jenkins entered into an Employment Agreement dated as of November 9, 1998 (as amended, the "Employment Agreement").

     B. FirstWorld and Jenkins have mutually agreed that it would be in both of their interests to terminate the Employment Agreement, and the employment relationship between them.

     C. In connection with the termination of the Employment Agreement and the employment relationship, FirstWorld and Jenkins desire to release each other from any and all obligations or legal right either may owe to the other, except for the specific rights and obligations identified in this Agreement.

     D. The entering into this Agreement is not an admission on either party's part of any wrongdoing or actual liability owed to the other.

     E. Except as specifically provided below, it is intended that this Agreement be construed in the broadest possible manner, in accordance with the parties' express intention that all disputes between them arising out of or in any way connected to Jenkins' employment with FirstWorld be forever resolved. This includes all potential and actual claims under both federal and state law, the Employment Agreement and under the company benefit plans including the Employee Stock Option Agreement referred to in Sections 2(c) and 4. Jenkins shall retain no rights with respect to his employment except for any rights he may have under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and any rights specifically granted by this Agreement.

     THEREFORE, in consideration of the mutual promises, covenants and other considerations set forth below, Jenkins and FirstWorld agree as follows:

                                   AGREEMENT

     1.   Resignation. Jenkins hereby resigns his employment with FirstWorld,
          -----------
and his position as an officer of FirstWorld Communications, Inc. and any affiliated entity effective as of the close of business on August 4, 2000 (the "Termination Date"). FirstWorld shall issue a press release announcing that FirstWorld has accepted the resignation of Jenkins.

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     2.   Consideration. In consideration for Jenkins' resignation of
          -------------
employment, position as an officer, and any related positions, the confidentiality provisions, the releases and other agreements set forth in this Agreement, FirstWorld agrees as follows:

          To pay Jenkins the following:

          (a) The sum of $42,499.98, less applicable taxes and other withholdings, as Severance Pay under the Employment Agreement (which represents the gross amount of base salary through October 31, 2000). Payments will be made through October 31, 2000 in equal installments in accordance with the FirstWorld's regularly scheduled payroll dates for exempt employees.

          (b) FirstWorld will agree to pay to Jenkins 80% of the COBRA premium required for continuance of coverage under FirstWorld's Medical, Dental and Vision plans from September 1, 2000 through the earlier of October 31, 2000 or at the time Jenkins withdraws from COBRA coverage under those plans, less required withholdings. Payments will be made through October 31, 2000 in equal installments in accordance with FirstWorld's regularly scheduled payroll dates for exempt employees. It is Jenkins' responsibility to properly and timely elect COBRA coverage, if desired, and to pay these amounts to the plans under the COBRA procedures of those plans.

          (c) Solely for the purpose of determining vesting under FirstWorld's stock option plans, Jenkins' termination date will be November 9, 2000. Employee shall be entitled to exercise his vested stock options on or prior to December 9, 2000 under his Employee Stock Option Agreements dated April 15, 1999, December 31, 1999 and March 6, 2000, and each such employee stock option agreement hereby is deemed amended to reflect such change. Jenkins understands that this extension may adversely affect his tax consequences under such options. Jenkins shall have no rights as to options not vested on or before November 9, 2000, and no rights as to vested options not exercised toon or before December 9, 2000.

     3.   Employment Benefits.
          -------------------

          (a) On or before August 15, 2000, FirstWorld shall pay Jenkins for his accrued but unused vacation time as of August 4, 2000, less normal and customary deductions for income, employment and other tax withholding.

          (b) FirstWorld will permit Jenkins to continue participation in FirstWorld's Medical, Dental and Vision benefit plans at Jenkins' present level through and including August 31, 2000, at which time all such benefits shall be terminated. Jenkins shall retain any rights to continuation coverage under such Plans as he and his dependents may have under COBRA. FirstWorld agrees to pay to Jenkins 80% of the COBRA premium pursuant to the

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               terms referenced in paragraph 2(b) above.

          (c) No additional time for vacation or sick leave shall accrue after Termination Date. Jenkins' participation in the 401(k), FirstWorld's Quarterly Bonus Plan and Employee Stock Purchase Plan shall cease as of the Termination Date. Employee's participation in the Company's benefit programs for Basic Life Insurance, Accidental Death and Dismemberment Insurance ("AD&D"), Optional Life, Short Term Disability benefits, Long Term Disability Insurance, and any participation in the Flexible Spending Medical or Dependent Care programs and Employee Assistance Program, will terminate as of the Termination Date, subject to COBRA continuation rights, if any, required by law.

     4.   Stock Options.  Jenkins shall have no further rights to any stock
          -------------
options or shares, except as stated above in paragraph 2(c) of this Agreement.

     5.   Confidential Information, Ownership of Documents.  Jenkins
          ------------------------------------------------
acknowledges his obligations under paragraph 8 of the Employment Agreement and agrees that all provisions of that paragraph shall remain in effect.

     6.   General Release.  Except as specifically provided herein to the
          ---------------
contrary, Jenkins, for himself, his heirs, his personal representatives, assigns, attorneys, insurers, agents and representatives, releases and discharges FirstWorld, its assigns, present and future affiliates and subsidiaries, past, present, and future officers, directors, employees, shareholders, independent contractors, attorneys, insurers, and any and all other persons or entities that are now or may become liable to Jenkins due to the acts or omissions of FirstWorld, of and from any and all actions, causes of actions, claims, demands, costs and expenses, including attorneys' fees, of every kind and nature whatsoever, in law or in equity, whether now known or unknown, that Jenkins, or any person acting under him, may now have, or claim at any future time to have, based in whole or in part upon any act or omission occurring prior to the effective date of this Agreement without regard to present actual knowledge of such acts or omissions, including specifically, but not by way of limitation, matters which may arise at common law, such as breach of contract, expressed or implied, promissory estoppel, wrongful discharge, tortious interference with contractual rights, infliction of emotional distress, defamation, or under Federal, State or Local Laws, such as, but not necessarily limited to the Fair Labor Standards Act, the Employee Retirement Income Security Act, the National Labor Relations Act, Title VII of the Civil Rights Act of 1964, the Age Discrimination and Employment Act, the Rehabilitation Act of 1973, the Equal Pay Act, the Americans With Disabilities Act, and the Colorado Civil Rights Act; provided however, that Jenkins does not release FirstWorld from any
            ----------------
obligations, nor waives any rights, under the Indemnification Agreement dated as of July 20, 1999, between FirstWorld and Jenkins. Such Indemnification Agreement shall remain in full force and effect. In addition, Jenkins shall continue to be covered by FirstWorld's Director and Officer Policy, in accordance with the terms of that policy, for the periods he served in such capacities.

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     7.   Covenant Not to Sue.  Jenkins covenants never to institute or
          -------------------
participate in any administrative proceeding, suit or action, at law or in equity, against FirstWorld by reason of any claim released in this Agreement.

     8.   Denial of Liability.  Jenkins and FirstWorld each understand and agree
          -------------------
that this Agreement shall not be construed as an admission of liability on the part of any person, firm, corporation, or other entity released, liability being expressly denied.

     9.   Covenant of Nondisparagement.  Jenkins covenants never to disparage or
          ----------------------------
speak ill of FirstWorld or any of its products, services, affiliates, subsidiaries, officers, directors, employees or shareholders. FirstWorld will not knowingly issue any statements that, or authorize any of its officers or directors to disparage or speak ill of Jenkins. Nothing in this paragraph will preclude either Jenkins or FirstWorld, its officer, directors, employees and representatives, from providing truthful testimony and consultation related to any judicial, governmental or other legal proceeding.

     10.  Confidentiality.  Jenkins agrees that he shall not divulge, disclose,
          ---------------
or make available in any manner, or to any person or entity, other than his legal counsel, financial adviser or immediate family member, the terms of this Agreement, except to the extent necessary for the payment of federal and state income taxes, if any, or pursuant to a subpoena in any judicial or governmental proceeding, provided however, that should Jenkins be served with a subpoena requiring disclosure he will provide FirstWorld's general counsel with notice of the subpoena within one business day and shall not disclose any information until at least five business days after giving such notice so that FirstWorld may take the necessary action to seek a protective order if it so desires.

     11.  Continued Cooperation and Further Assurances.  FirstWorld and Jenkins
          --------------------------------------------
shall execute such further documents or take such further action as necessary to further the purposes of this Agreement. Jenkins agrees to make himself reasonably available to FirstWorld to furnish full and truthful information concerning any events, which took place during his employment, and to furnish full and truthful consultation concerning any potential or actual litigation relating to FirstWorld. Should Jenkins be contacted by any person concerning any pending or potential litigation relating to FirstWorld, Jenkins shall immediately notify FirstWorld's general counsel.

     12.  Nonreliance.  Jenkins and FirstWorld agree that they expressly assume
          -----------
all risk that the facts or law may be, or become, different than the facts or law as presently believed by them; provided that the individual executing below on behalf of FirstWorld represents and warrants that he is duly authorized to execute and bind FirstWorld to this Agreement, and that this Agreement is the valid and binding agreement of FirstWorld.

     13.  Governing Law.  This Agreement shall governed by the laws of the State
          -------------
of Colorado and may be enforced in any court of competent jurisdiction.

     14.  Specific Performance.  The provisions of paragraphs 9, 10 and 11 of
          --------------------
this Agreement may be enforced by an action for specific performance without requiring the posting of a bond.

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     15.  Definitions.  Capitalized terms in this Agreement that are not
          -----------
otherwise defined shall have the same meaning as in the Employment Agreement.

     16.  Signatures.  By their signatures below, each party to this Agreement
          ----------
represents that he or it has read this Agreement in full, has voluntarily entered into this Agreement upon advice of legal counsel, or with the full opportunity to consult legal counsel, agrees that it is in his or its best interest to enter into this Agreement, agrees that he or it believes that this Agreement represents a fair and reasonable resolution of the differences between the parties and agrees to all of the terms and conditions specified in this Agreement.

     17.  Entire Agreement.  This Agreement represents the entire agreement
          ----------------
between the parties, and this Agreement may not be modified or otherwise amended without a document, in writing, subscribed to by each of the parties.

     18.  Counterparts and Facsimiles.  This Agreement may be executed in
          ---------------------------
counterparts and shall be effective upon the date of the last signature. Facsimile signatures shall be treated the same as original signatures.

     19.  Review.  Jenkins acknowledges that he has been advised by FirstWorld
          ------
to consult with an attorney. Jenkins has twenty-one (21) days after the date this Agreement is tendered to sign this Agreement. Jenkins agrees to read and understand this Agreement prior to signing. Jenkins will have seven (7) days following signing the Agreement to revoke it, and the Agreement will not become effective until the seven (7) day revocation period has expired. Such revocation must be in writing and received by the FirstWorld prior to the end of the revocation period.


MARION K. JENKINS

/s/ Marion K. Jenkins                             8/21/00
----------------------------------          ---------------------
                                                    Date

FIRSTWORLD COMMUNICATIONS, INC.


By: /s/ David J. Gandini                          8/21/00
   -------------------------------          ---------------------
Name: /s/ David J. Gandini                          Date
Title: Executive Vice President

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